                           ADMINISTRATION AGREEMENT

     This AGREEMENT made as of this 5th day of June, 1996, by and between Kenwood Administrative Management, Limited Partnership, an Ohio limited partnership (the "Administrator"), and USF&G Pacholder Fund, Inc., a Maryland corporation (the "Fund").

                              W I T N E S S T H:

     WHEREAS, the Fund is a closed-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund desires to retain the Administrator to provide administrative services to the Fund, and the Administrator is willing render such services on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the premises and mutual convenants set forth herein, the parties hereto agree as follows:

     1.  Appointment of Administrator.  The Fund hereby retains the
         ----------------------------
Administrator to act as the administrator of the Fund and to furnish the Fund with the administrative services described in Section 2 below. The Administrator hereby accepts such employment and agrees to perform the services described in Section 2.

     2.  Administrative Services.  (a)  As administrator, and subject to the
         -----------------------
supervision and control of the Board of Directors of the Fund, the Administrator will perform (or supervise the performance by others) and will provide facilities, equipment and personnel to carry out the following administrative services for operation of the business and affairs of the Fund:

     (i) with the assistance of the Fund's legal counsel, prepare, file and maintain the Fund's governing documents and corporate records, including its charter, bylaws, and minutes of the meetings of the stockholders, the Board of Directors and any committees thereof;

     (ii) assist the Fund's legal counsel in the preparation and filing with the Securities and Exchange Commission (the "Commission") and the appropriate state securities authorities of the registration statements for the Fund and its shares of capital stock and all amendments thereto, reports to regulatory authorities and shareholders, prospectuses, proxy statements and such other documents as may be necessary or convenient to enable the Fund to offer its share from time to time;

     (iii) assist with and coordinate the layout and printing of all publicly disseminated prospectuses and reports;

     (iv) provide individuals reasonably acceptable to the Board of Directors of the Fund for nomination, appointment or election as officers or directors of the Fund, who will be responsible for the management of certain of the Fund's affairs as determined by the Board of Directors;

     (v) obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Fund in accordance the requirements of Rules 17g-1 and 17d-1(d)(7) under the 1940 Act, as such bonds and policies are approved by the Board of Directors of the Fund;

     (vi) with the approval of the Fund's counsel and cooperation of its investment adviser and other relevant parties, prepare and disseminate materials for meetings of the Board of Directors of the Fund;

     (vii) prepare such reports relating to the business and affairs of the Fund (not otherwise appropriately prepared by the Fund's investment adviser, legal counsel or auditors) as the Board of Directors of the Fund may from time to time reasonably request in connection with the performance of its duties;

     (viii) provide reviews and quarterly compliance reports to the Board of Directors regarding all applicable regulatory and operating requirements;

     (ix) supervise the declaration of dividends and other distributions to shareholders of the Fund and prepare and distribute to appropriate parties notices announcing the declaration of such dividends and other distributions;

     (x) compute the Fund's yield, total return, expense ratio and portfolio turnover rate for dissemination to information services covering the investment company industry and for other appropriate purposes;

     (xi) administer contracts on behalf of the Fund with, among others, the Fund's investment adviser, custodian and transfer agent;

     (xii) calculate contractual Fund expenses and control all disbursements for the Fund;

     (xiii) arrange for and supervise independent auditors as appropriate and take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion as such may be required by the Fund from time to time;

     (xiv) monitor and advise the Fund on its status as a regulated investment company under the Internal Revenue Code of 1986, as amended;

     (xv)   prepare and file the Fund's federal and state tax returns;

     (xvi) develop and prepare communications to shareholders, including the annual report to shareholders, coordinate the mailing of notices, proxy statements and other materials to shareholders, and supervise and facilitate the solicitation of proxies solicited by the Fund for all shareholder meetings, including the tabulation process for shareholder meetings:

     (xvii) answer correspondence and inquiries from shareholders, securities broker-dealers and others relating to the Fund;

     (xviii) provide internal legal and administrative services as reasonably requested by the Fund from time to time; and

     (xix) advise the Fund and its Board of Directors on matters concerning the Fund and its affairs.

     (b) The Administrator may perform such other services for the Fund as agreed from time to time, at the request of the Board of Directors. The services provided by the Administrator to the Fund hereunder shall not include any duties, functions or services to be performed for the Fund by its investment adviser, custodian, transfer agent, or accounting and pricing agent pursuant to their respective agreements with the Fund.

     3.  Records.    The Administrator shall maintain customary records in
         -------
connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of the Fund shall be prepared and maintained at the expense of the Administrator, but shall be the property of the Fund and will be made available or surrendered to the Fund promptly on request. In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Fund and follow the Fund's instructions as to permitting or refusing such inspection; provided, however, that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Fund has agreed to indemnify the Administrator against such liability.

     4.  Expenses.  The Administrator shall be responsible for expenses incurred
         --------
in providing office space, equipment and personnel as may be necessary or convenient to provide administrative services to the Fund, including the compensation of employees of the Administrator who serve as officers or directors of the Fund. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund not otherwise allocated herein, including, without limitation, all fees and charges of its investment adviser and its accounting and pricing agent; the cost of custodial and transfer-agent services; expenses for legal and auditing services; the expenses of preparing (including typesetting), printing and mailing reports, prospectuses and proxy materials to existing shareholders; all expenses incurred in connection with issuing and redeeming shares of its capital stock; the cost of registration of the Fund's shares under federal and state securities laws and of listing such shares on any securities exchange; fees and out-of-pocket expenses of directors who are not affiliated persons of the Administrator or the Fund's investment adviser, or any affiliated person of the Administrator or investment adviser; taxes;

insurance premiums; interest; brokerage costs; trade association dues; and litigation and other extraordinary or nonrecurring expenses.

     5.  Compensation.  For the services to be rendered, the facilities
         ------------
furnished and the expenses assumed by the Administrator pursuant to this Agreement, the Fund shall pay to the Administrator a fee at the annual rate of 0.1% of the Fund's average weekly net assets. Such fee shall be computed and accrued weekly and paid monthly as soon as practicable after the end of each month. The Fund shall also reimburse the Administrator for its reasonable out-of-pocket expenses.

     6.  Limitation of Liability.  (a)  The Administrator shall not be liable
         -----------------------
for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder.

     (b) Any person, even though also an officer, employee or agent of the Administrator, who may be or become an officer, employee or agent of the Fund, shall be deemed when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with the duties of the Administrator hereunder) to be rendering such services to or acting solely for the Fund and not as an officer, director, employee or agent or one under the control or direction of the Administrator, even though paid by the Administrator.

     (c) The Administrator may apply to the Fund at any time for instructions and may consult counsel for the Fund or its own counsel and with accountants and other experts with respect to any matter arising in connection with its duties and obligations hereunder, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or the opinion of such counsel, accountants or other experts.

     7.  Indemnification.  (a)  The Fund agrees to indemnify and hold harmless
         ---------------
the Administrator and its partners, employees and agents from and against any and all losses, claims, damages or liabilities to which the Administrator or any of its partners, employees or agents may become subject, insofar as such losses, claims, damages or liabilities (or any actions in respect thereof) arise out of or are based upon the performance by the Administrator of its duties hereunder, and to reimburse, as incurred, the Administrator and its partners, employees and agents for any legal or other expenses reasonably incurred in connection with investigating or defending against any alleged loss, claim, damage or liability; provided, that the Administrator and any such director, officer, employee or agent has acted in good faith without negligence.

     (b) A party seeking indemnification under this Section 7 in respect of any claim or other assertion of liability shall give the Fund written notice of such claim or other assertion of liability promptly after the indemnified party receives notice thereof. Failure of an indemnified party to give such notice promptly shall not be deemed a waiver of any right to indemnification it may have under this Agreement, except to the extent any such failure shall have damaged the Fund. In case any action is brought against any indemnified party, the Fund shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to the indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the Fund and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the Fund, the Fund shall not have the right to direct the defense of such action on behalf of the indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on their behalf. After notice from the Fund to an indemnified party of its election so to assume the defense of any such action and approval by such indemnified party of counsel appointed in connection therewith, the Fund shall not be liable to the indemnified party hereunder for any legal or other expense, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in the manner provided for herein or (ii) the Fund has authorized the employment of counsel for the indemnified party at its expense. After notice from the Fund to an indemnified party, the Fund shall not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the Fund, unless the Fund waived its rights hereunder in which case the indemnified party may effect such a settlement without such consent.

     (c) The Fund agrees to notify the Administrator promptly of the commencement of any litigation or proceeding against the Fund or any of its officers or directors related to the services provided by the Administrator under this Agreement.

     8.  Activities of Administrator.  (a)  The services furnished by the
         ---------------------------
Administrator to the Fund hereunder are not to be deemed exclusive, and the Administrator and its affiliates shall be free to render services to others and engage in other activities; provided, however, that any such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Administrator's ability to meet all of its obligations to the Fund hereunder.

     (b) Subject to and in accordance with the charter and bylaws of the Fund, the 1940 Act and the rules thereunder, it is understood that directors, officers, agents and shareholders of the Fund are or may be interested in the Administrator or its affiliated persons as directors, officers, agents or shareholders or otherwise; that directors, officers, agents and shareholders of the Administrator or its affiliated persons are or may be interested in the Fund as directors, officers, agents, shareholders or otherwise; that the Administrator or its affiliated persons may be interested in the Fund as a shareholder or otherwise; and that the effect of any such interests shall be governed by the charter and bylaws of the Fund and the 1940 Act and the rules thereunder.

     9.  Effective Date; Term.  This Agreement shall become effective as of the
         --------------------
date hereof. Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect for an initial period of two years and thereafter may be continued for successive periods of one year, but only so long as each such continuance is specifically approved at least annually (i) by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of the directors of the Fund, who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     10.  Termination.  Notwithstanding any provision of this Agreement, it may
          -----------
be terminated at any time, without payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Administrator, or by the Administrator on 60 days' written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment. The indemnity and defense provisions set forth in Section 7 shall indefinitely survive the termination of this Agreement.

     11.  Amendment.  This Agreement may be amended at any time by agreement of
          ---------
the parties, provided that the amendment shall be approved both by the vote of a majority of the directors of the Fund, who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for that purpose, and where required by the 1940 Act by a majority of the outstanding voting securities of the Fund.

     12.  Notices.  Any notices required to be given hereunder shall be in
          -------
writing and shall be deemed effective, if mailed, five business days after being deposited in the mails with proper postage affixed thereto or, if delivered by hand or courier service or in the form of a facsimile transmission, when received, in each case addressed or directed as follows:

     If to the Fund:

               USF&G Pacholder Fund, Inc.
               Towers of Kenwood
               8044 Montgomery Road, Suite 382
               Cincinnati, OH  45236

               Attention:  Anthony L. Longi, Jr., President

               Facsimile number:  (513) 985-3217

If to the Administrator:

               Kenwood      Administrative      Management,
                 Limited Partnership
               Towers of Kenwood
               8044 Montgomery Road, Suite 382
               Cincinnati, OH  45236

               Attention:  James E. Gibson

               Facsimile number:  (513) 985-3217

     Either party may change its address and/or facsimile number for the purpose of all notices or communications required or permitted to be given pursuant to this Agreement by notice to the other party.

     13.  Certain Terms.  The terms "affiliated person", "assignment",
          -------------
"interested person" and "vote of a majority of the outstanding voting securities", when used in this Agreement, shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Commission.

     14.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Ohio without giving effect to the choice of law provisions thereof and, to the extent applicable, the federal law of the United States. To the extent applicable Ohio law or any of the provisions of this Agreement conflict with applicable provisions of the 1940 Act or other applicable federal laws and regulations, the latter shall control.

     15.  Miscellaneous.  If any provision of this Agreement shall be held or
          -------------
made invalid by a court decision, statute, rule or otherwise, the remainder shall not be affected thereby. The title of this Agreement and the headings to the sections herein are for convenience of the parties only, and are not intended to be part of or affect the meaning or interpretation of this Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one original instrument.

     IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                              USF&G PACHOLDER FUND, INC.

                              By:
                                   --------------------------------
                                   Anthony L. Longi, Jr., President

                              KENWOOD ADMINISTRATIVE
                              MANAGEMENT, LIMITED PARTNERSHIP


                              By:  Kenwood Administrative Management, Inc.,
                                    its general partner

                              By:
                                   --------------------------------
                                    James E. Gibson, President